Exhibit 10.6

Purchaser rights agreement

This PURCHASER RIGHTS AGREEMENT (this “Agreement”), dated as of May [●], 2019, is entered into by and between NextDecade Corporation, a Delaware corporation (“NextDecade” or the “Company”), and each of the parties set forth on the signature pages hereto under the heading “Purchasers” (the “Purchasers”).  Each of NextDecade and the Purchasers are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Company has commenced a convertible preferred equity and warrant offering (the “Series B Preferred Equity Offering”), pursuant to which the Purchasers have purchased shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), together with certain associated Warrants (as defined herein); and

WHEREAS, in connection with the purchase of the Series B Preferred Stock, the Purchasers were granted the additional rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.         DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value.

“Company” has the meaning assigned to it in the preamble hereto.

“EPC Contract” means a fixed price, date certain engineering, procurement and construction contract with respect to the Project.

“FID Equity” means capital or funds raised by the Company or any of its controlled affiliates on or after FID in order to finance the development, construction, commissioning and/or operation of the Project.

“FID Equity Notice” has the meaning set forth in Section 2(a) of this Agreement.

“FID Equity Securities” means any equity or equity-linked securities (including, without limitation, preferred equity, combinations of equity and/or any other instruments or forms of equity capital, as well as warrants, options, purchase rights, and other securities that are exercisable or exchangeable for or convertible into, equity securities of the Company or its controlled affiliates), issued by the Company or any of its controlled affiliates, whether offered and sold in a private placement or as part of a public offering, to the extent such securities or other instruments are issued in exchange for FID Equity.

“Final Investment Decision” or “FID” means the Board has affirmatively voted or consented to undertake construction of the Project and the Company has given a full notice to proceed under an EPC Contract.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, guideline, policy, ordinance, regulation, rule, code, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“NextDecade” has the meaning assigned to it in the preamble hereto.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Project” means the LNG liquefaction and export facility to be located on the U.S. Gulf Coast known as the Rio Grande LNG Project.

“Purchasers” has the meaning assigned to it in the preamble hereto.

“Purchaser FID Equity Preference Amount” means an aggregate amount of FID Equity Securities equal to $[●] million, which amount shall be applied (i) as to an FID on Trains 1 and 2, up to a maximum of $[●] million and (ii) as to an FID on Train 3, up to a maximum of $[●] million such that the Purchaser FID Equity Preference Amount does not exceed $[●] million.

“Purchaser Rights Agreement” means this Agreement.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party to this Agreement.

“Series B Certificate of Designations” means the Certificate of Designations of Series B Convertible Preferred Stock of NextDecade Corporation, dated as of September 28, 2018.

“Series B Preferred Equity Offering” has the meaning assigned to it in the Recitals hereto.

“Series B Preferred Stock” has the meaning assigned to it in the Recitals hereto.

“Series B Purchase Price” means the aggregate purchase price to be paid by the Purchasers pursuant to the Series B Stock Purchase Agreement in respect of all shares of Series B Preferred Stock that the Purchasers have purchased pursuant thereto.

“Series B Stock Purchase Agreement” means that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of May 17, 2019, by and among the Company and the Purchasers.

“Series C Notice” has the meaning assigned to it in Section 3(a) of this Agreement.

“Series C Preferred Stock” has the meaning assigned to such term in the Series B Certificate of Designations.

“Trains 1 and 2” means the first two liquefaction units to be constructed as part of the Project.

“Train 3” means the third liquefaction unit to be constructed as part of the Project.

“Warrants” means the warrants to purchase shares of Common Stock provided for in the Series B Stock Purchase Agreement.

Section 2.        FID EQUITY RIGHT OF FIRST REFUSAL

As an inducement for the Purchasers to enter into the transactions contemplated by the Series B Stock Purchase Agreement, the Company agrees, effective upon the Purchasers’ funding the Series B Purchase Price in full, as follows:

(a)             If the Company proposes to consummate the issuance and sale of FID Equity Securities, then Company shall give written notice (an “FID Equity Notice”) to the Purchasers of the proposed issuance and sale of all such FID Equity Securities.  The FID Equity Notice shall provide information consistent with notices to other third-party prospective investors, as determined by the Company with its financial advisor.

(b)            The Purchasers shall have the right to participate in the process to raise FID Equity Securities by the Company and its advisors.  The Purchasers shall be required to comply with the syndication process as established by the Company’s advisors, and will have access to information consistent with third-party prospective investors.  Provided that any Purchaser gives notice to the Company consistent with the syndication process, the Purchasers, collectively, shall have the right, but not the obligation, to purchase up to the Purchaser FID Equity Preference Amount of FID Equity Securities, on the same terms and conditions as other investors who purchase a comparable amount of FID Equity Securities (with each such Purchaser electing to participate in such syndication participating pro rata based on its percentage ownership of the Company, determined on a fully diluted basis, relative to the other Purchasers who have elected to participate).

(c)            To the extent that the Purchasers do not exercise their right, pursuant to Section 2(b), to purchase the full amount of the Purchaser FID Equity Preference Amount of FID Equity Securities, then Company shall be free to issue the FID Equity Securities with respect to which such exercise was not made; provided,  however, that if the terms of such FID Equity Securities allocated for sale to third parties are more favorable than the terms originally offered to the Purchasers, the Company shall be obligated to offer those same, improved, terms to the Purchasers and the Purchasers shall be allowed another opportunity to accept or reject such improved terms as provided herein.  If one or more Purchasers elects to purchase FID Equity Securities pursuant to Section 2(b), then the Company shall sell to such Purchasers, and such Purchasers shall purchase from the Company, for the consideration and on the terms as established by the syndication process, the FID Equity Securities that such Purchasers have duly elected to purchase pursuant to this Section 2(c) and the Company may issue the balance, if any, of the FID Equity Securities it proposed to issue in such FID Equity Notice in accordance with the immediately preceding sentence.

(d)            If the sale of the FID Equity Securities is not completed within six (6) months of the date on which the FID Equity Notice is given, then the Company shall not thereafter sell FID Equity Securities without complying anew with the procedures described in this Section 2.

(e)            Upon the advice of its financial adviser, the Company may modify the process and timing related to Section 2.

Section 3.        SERIES C PURCHASE RIGHT.

As an inducement for the Purchasers to enter into the transactions contemplated by the Series B Stock Purchase Agreement, until FID, the Company agrees, effective upon the Purchasers’ funding the Series B Purchase Price in full, as follows:

(a)            If the Company proposes to consummate the issuance and sale of any shares of Series C Preferred Stock, then Company shall give written notice (a “Series C Notice”) to the Purchasers of the proposed issuance and sale of all such shares of Series C Preferred Stock.  The Series C Notice shall provide information consistent with notices to other third-party prospective investors, as determined by the Company with its financial advisor.

(b)            Each Purchaser shall have the right to purchase a number of shares of Series C Preferred Stock equal to its pro rata share of any issuance of Series C Preferred Stock, which pro rata share shall be determined based on (i) such Purchaser’s percentage ownership of the then outstanding Series B Preferred Stock and Series A Preferred Stock (treating all such Series B Preferred Stock and Series A Preferred Stock as a single class), or (ii) if no Series A Preferred Stock or Series B Preferred Stock is then outstanding, such Purchaser’s percentage ownership of Series B Preferred Stock and Series A Preferred Stock as of the last date on which such securities were outstanding.

(c)            To the extent that any Purchaser does not exercise its right, pursuant to Section 3(b), to purchase the total number of shares of Series C Preferred Stock that such Purchaser is entitled to purchase, then Company shall be free to sell such shares of Series C Preferred Stock with respect to which such exercise was not made; provided,  however, that if the terms of the issuance of such shares of Series C Preferred Stock allocated for sale to third parties are more favorable than the terms of the Series C Preferred Stock originally offered to the Purchasers, the Company shall offer those same, improved, terms to the Purchasers and the Purchasers shall be allowed another opportunity to accept or reject the more favorable terms as provided herein.  If any Purchaser elects to purchase shares of Series C Preferred Stock pursuant to Section 3(b), then the Company shall sell to such Purchaser, and such Purchaser shall purchase from the Company, for the consideration and on the terms as established in connection with such offering, the shares of Series C Preferred Stock that such Purchasers have duly elected to purchase pursuant to this Section 3.

(d)            If the sale of the Series C Preferred Stock is not completed within six (6) months of the date on which the Series C Notice is given, then the Company shall not thereafter sell Series C Preferred Stock without complying anew with the procedures described in this Section 3.

Section 4.        MISCELLANEOUS.

4.1        Representations and Warranties. The Company hereby represents to the Purchasers that (i) it has full organizational power and authority to execute and deliver this Agreement and to comply with its obligations hereunder; (ii) the execution and delivery of this Agreement by it have been duly and validly authorized by all necessary organizational action on its part; and (iii) this Agreement has been duly and validly executed and delivered by it and the provisions of this Agreement constitute valid and binding obligations of it, enforceable against it in accordance with the terms hereof, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (y) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

4.2        Payments.  All payments made by or on behalf of the Company or any of their Affiliates to the Purchasers or their respective assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

4.3        Arm’s Length Transaction.  The Company acknowledges and agrees that (i) the Series B Preferred Equity Offering and any other transactions described in this Agreement are an arm’s-length commercial transaction between the Parties and (ii) no Purchaser has assumed nor will any Purchaser assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and no Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the Offering Documents to which it is a party.

4.4        No Waiver of Rights.  All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.  Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

4.5        Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 4.5).

(a)        If to the Company, to:

NextDecade Corporation

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

Attention:        Krysta De Lima, General Counsel

krysta@next-decade.com

With a copy (which shall not constitute notice to the Company) to:

K&L Gates LLP

214 North Tryon Street, 47th Floor

Charlotte, North Carolina 28202

Fax: (704)  353-3106

Attention:        Sean M. Jones

Sean.Jones@klgates.com

(b)        If to any Purchaser to the applicable notice addresses set forth in the Stock Purchase Agreement.

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

4.6        Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.7        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.8       Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

4.9        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as set forth below or as otherwise agreed by the Parties in writing, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party.  Notwithstanding the foregoing, the rights, obligations and interests of the Purchasers in this Agreement may be assigned or otherwise transferred, in whole or in part, by a Purchaser to any Affiliate of such Purchaser without the consent of the Company; provided,  however, that any such assignee or transferee, as a condition precedent to such transfer, becomes a Party to this Agreement and assumes the obligations of such Purchaser, in each case, with respect to the transferred rights under this Agreement.

4.10         No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and, except as expressly set forth in Section 4.9 of this Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

4.11         Amendment.  This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchasers.

4.12         Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

4.13         Consent to Jurisdiction.  Each of the Parties (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined by the federal or state courts located in New York County in the State of New York; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such Party may now or hereafter have to the venue or jurisdiction of such courts or that such action or proceeding was brought in an inconvenient forum; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 4.5 to such Party at its address as provided in Section 4.5 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

4.14         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.14.

4.15         Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

4.16         Specific Performance.  Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Parties would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Parties shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

4.17         Amendment of Company Documents.  Neither the Company nor the Board shall (a) permit the bylaws or certificate of incorporation of the Company to be amended in any manner that would eliminate or have any negative impact on any of the provisions hereof or the rights conveyed to the Purchasers hereunder or (b) enter into any agreement, instrument or other arrangement that conflicts with the rights and provisions of this Agreement.

4.18         Waiver of Consequential Damages.  In no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

4.19         Rules of Construction.  The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings.  The term “including” is not limiting and means “including without limitation.”  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified.  Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

NEXTDECADE CORPORATION

By:
Name:
Title:

PURCHASERS:

[PURCHASER]

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title: